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July 1, 2003

To Whom It May Concern:

Please find enclosed the following documents:

1. Neenah Foundry Company Disclosure Statement dated July 1, 2003 (the "Disclosure Statement").

2. Prepackaged Joint Plan of Reorganization of ACP Holding Company, NFC Castings, Inc., Neenah Foundry Company and Certain of its Subsidiaries Under Chapter 11 of the United States Bankruptcy Code (the "Plan") (included as Appendix II of the Disclosure Statement).

3. A Ballot (printed on colored paper), including detailed voting instructions.

This Disclosure Statement describes a new solicitation of acceptances of the Plan of Reorganization enclosed herein, in lieu of the previous solicitation of Neenah Foundry Company dated May 1, 2003. You are requested to submit a new ballot accepting or rejecting this Plan, even if you submitted a ballot with regard to the previous solicitation.

        PLEASE COMPLETE, SIGN AND DATE THE BALLOT AND RETURN IT PROMPTLY

                        YOUR BALLOT MUST BE RECEIVED BY:

                            BANKRUPTCY SERVICES, LLC

                                 FOR U.S. MAIL:
                                  P.O. Box 5014
                                   FDR Station
                             New York, NY 10150-5014
                           Attn: Neenah Foundry Ballot

                         FOR OVERNIGHT OR HAND DELIVERY:
                          757 Third Avenue, Third Floor
                               New York, NY 10017
                           Attn: Neenah Foundry Ballot
                             Telephone: 646-282-2500

                     BY 5:00 P.M., NEW YORK CITY TIME, ON OR
                  BEFORE JULY 31, 2003 (THE "VOTING DEADLINE"),
UNLESS THE DEBTORS, IN THEIR SOLE DISCRETION, EXTEND OR WAIVE THE PERIOD DURING
  WHICH BALLOTS WILL BE ACCEPTED BY THE DEBTORS, OR TERMINATE THE SOLICITATION PERIOD EARLY FOR WHATEVER REASON INCLUDING, WITHOUT LIMITATION, DUE TO RECEIPT
OF THE REQUISITE VOTES IN EACH CLASS APPROVING THE PLAN, IN WHICH CASE THE TERM
  "VOTING DEADLINE" FOR SUCH SOLICITATION SHALL MEAN THE LAST TIME AND DATE TO WHICH SUCH SOLICITATION IS EXTENDED OR THE DATE ON WHICH THE SOLICITATION IS
                                   TERMINATED
                        OR YOUR VOTE WILL NOT BE COUNTED.

                            CLASS 4 - PIK NOTE CLAIMS